CUSIP No. 208242107

Exhibit 1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Each of the undersigned, being a record owner or “beneficial owner” of the common stock of Conn’s, Inc. (“Common Stock”), hereby agrees to jointly file a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of January 8, 2021.

/s/ Todd Ferguson
Todd Ferguson, as attorney in fact for Stephens Investments Holdings LLC, Stephens Inc., Harriet C. Stephens Trust, Curtis F. Bradbury, Jr., Douglas H. Martin, Warren A. Stephens, Harriet C. Stephens, Harriet and Warren Stephens Family Foundation, Miles A. Stephens WAS Grantor Trust, John C. Stephens WAS Grantor Trust, Laura W. Stephens WAS Grantor Trust, Paula W. & John P. Calhoun Family Trust – WMAS, Paula W. & John P. Calhoun Family Trust – JCS, Paula W. & John P. Calhoun Family Trust – LWS, Warren Miles Amerine Stephens, John Calhoun Stephens, Laura Whitaker Stephens, Warren Miles Amerine Stephens Family Trust One, John Calhoun Stephens Family Trust One, Laura Whitaker Stephens Family Trust One, WAS Family Trust Five, and Warren A. Stephens Trust